                                                                    Exhibit 10.6

                            RIGHT OF FIRST OFFER AGREEMENT
                                    (TOWER NORTH)


     THIS RIGHT OF FIRST OFFER AGREEMENT (this "Agreement") is made as of this 3rd day of November, 1997, by OLIVER TYRONE PULVER CORPORATION, a Pennsylvania corporation ("OTPC"), and OLIVER TOWER NORTH ASSOCIATES, a Pennsylvania limited partnership ("OTNA"), in favor of BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("BOP").

                                     BACKGROUND:

     OTNA has an interest as general partner in Tower Bridge North Associates, a Pennsylvania limited partnership ("Tower North"), which partnership was formed pursuant to an Agreement of Limited Partnership dated March 19, 1987 (the "Tower North Partnership Agreement"). Tower North has a leasehold interest and option to purchase in a certain parcel of land identified on Exhibit "A" attached hereto and made a part hereof (the "Premises").

     From time to time, Tower North may agree to assign its interest in and to certain parcels comprising all or a portion of the Premises to OTPC or its various affiliates in consideration for such payment as Tower North may agree. By way of example and not limitation, Tower North may enter into agreements similar in effect to that certain Agreement of Purchase and Sale by and between Four Tower Bridge Associates and Tower Bridge Land Holding Associates I.

     From time to time, upon the agreement of Tower North to assign its interest, the Montgomery County Development Corporation ("MCDC") may agree to transfer all or a portion of its fee interest in and to the parcels assigned by Tower North to OTPC, OTNA or an affiliate of either of them at the direction of Tower North in consideration for the payment required by its lease with Tower North or as MCDC may otherwise agree.

     OTPC and OTNA desire to agree that if Tower North shall assign its interest in any one or more portions of the Premises to OTPC, OTNA or any party now or hereafter owned by, owning, controlled by or controlling either of them, directly or indirectly, for development, OTPC, OTNA or such other party shall offer to BOP the right to participate in the acquisition and development of such portion or portions of the Premises under and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OTPC and OTNA hereby agree as follows:



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A.   Provisions with Respect to Multi-tenant Office Buildings

     1. Notice of Development. When OTPC, OTNA or any party now or hereafter owned by, owning, controlled by or controlling either of them (any such entity, an "OTP Development Entity") desires to acquire, for purposes of developing a multi-tenant commercial office building to be owned by the OTP Development Entity and leased to commercial office tenants, a parcel consisting of all or any portion of the Premises (such parcel, as the same may be modified to fit the scope of the Multi-tenant Project, as hereinafter defined, a "Multi-tenant Development Parcel"), the OTP Development Entity shall deliver to BOP notice (the "Multi-tenant Development Notice") of this desire and of the terms under which the OTP Development Entity would agree to acquire such Premises or portion thereof. Together with such notice, the OTP Development Entity shall send BOP the following information with regard to such proposed acquisition or development (each particular development, a "Multi-tenant Project"):

          a. The estimated purchase price for the land, including both the amount payable to the MCDC, if any, and the cost payable to Tower North, if any;

          b. The following: (i) a feasibility and market analysis of such proposed development; (ii) a financial pro forma of such proposed development;
(iii) a proposed development schedule, and (iv) a general description of the nature of the improvements and use contemplated. If any additional information is provided to the existing partners of Tower Bridge North Associates as required by Section 4.11(c) of the Agreement of Limited Partnership of Tower Bridge North Associates (the "Tower North Partnership Agreement"), the OTP Development Entity shall supply such information to BOP no later than the date of delivery of the Multi-Tenant Development Notice;

          c. A copy of any leases, lease proposals, or other information regarding potential tenants of the Multi-tenant Project, and, if no leases or lease proposals are included, information regarding comparable tenants and vacancy rates in other commercial multi-tenant office buildings in the Conshohocken/West Conshohocken submarket;

          d. The required equity to be contributed by BOP at the construction stage, as well as the proposed mortgage debt to be incurred at the construction stage in order to participate in the development of the Multi-tenant Project;

          e. The required equity to be contributed by BOP (or to remain in the Multi-Tenant Project, if previously contributed) upon completion of construction and refinance of the construction loan, if any, as well as the proposed mortgage debt to be incurred at the completion of the construction stage in order to participate in the development of the Multi-tenant Project;

          f. The development fees as well as the amount required for general overhead and administration for the Project to be payable to the OTP Development Entity or its affiliates; and

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          g.   Any other economic terms which would cause the Development
Partnership Agreement, as hereinafter defined, to materially differ in substance from that hereinafter prescribed.

          The information provided in subsections (b) and (c), above, or any other studies, projections or other information, shall not constitute a representation or warranty as to the physical condition or environmental condition of the Premises. Any budgets, projections of cash flow and leasing information delivered to BOP shall constitute only an example of possible outcomes and not a representation or warranty of future profitability of the Multi-tenant Project. The determination of the items set forth in subsections
(d), (e), (f) and (g) shall be at the election of the OTP Development Entity, in its sole discretion.

     2. Grant of Right of First Offer of Participation. Upon the giving of the Multi-Tenant Development Notice, and upon BOP's compliance with Section A(3) hereof, BOP shall have the right to participate, through the formation of a single-purpose entity formed by BOP similar to the entities owned directly or indirectly by BOP or Brandywine Realty Trust as a partner of Four Tower Bridge Associates (such entity, the "BOP-Sub"), in the ownership and development of the Multi-tenant Project upon the terms and conditions as follows:

     a. BOP-Sub shall become a partner with the OTP Development Entity in a partnership (the "Development Partnership") to be formed for the acquisition and development of the Multi-Tenant Development Parcel pursuant to a partnership agreement (the "Development Partnership Agreement") in the same form as that of Four Tower Bridge Associates, except such modifications as are necessary to confirm the economic terms of the partnership as herein set forth and any other particular aspects of the Multi-tenant Project which differ from the project known as Four Tower Bridge.

     b. The economic terms of the Development Partnership Agreement shall be as set forth in the Multi-Tenant Development Notice and as follows:

               i. The amount of equity initially contributed by BOP or BOP-Sub (which shall constitute BOP Preference Capital as defined in Article I of the Development Partnership Agreement) shall be equal to the amount specified in the Multi-Tenant Development Notice; provided, however, that in the event the Project Costs through the completion of construction of the Multi-tenant Project materially exceed the amount projected in the budget supplied in connection with the information supplied prior to execution of the Development Partnership Agreement and no mortgage debt is provided to finance such excess, any excess Project Costs shall be funded pursuant to Sections 3.03, 3.04 and 3.05 of
Article III of the Development Partnership Agreement.

               ii. The BOP Preferred Cumulative Return on the BOP Preference Capital (both as defined in Article I of the Development Partnership Agreement) with regard to

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the capital contribution of BOP or BOP-Sub described in Section 3.01 and Exhibit
"A" of the Development Partnership Agreement shall be equal to nine percent (9%) per annum;

               iii. If the OTP Development Entity contributes capital to the Development Partnership concurrently with BOP's contribution of the BOP Preference Capital, the capital contributed by the OTP Development Entity shall have the right to the same return, with the same priority, as the BOP Preference Capital.

               iv. If leases for 50% of the rentable square footage of the Multi-tenant Project or less shall have been executed by prospective tenants of the Multi-tenant Project on the date the Development Partnership Agreement shall have been executed and delivered by all parties thereto, the Participation Percentage of BOP-Sub under the Development Partnership Agreement shall be equal to sixty-five percent (65%).

                    If leases for in excess of 50% of the rentable square footage of the Multi-tenant Project shall have been executed by prospective tenants of the Multi-tenant Project on the date the Development Partnership Agreement shall have been executed and delivered by all parties thereto, the Participation Percentage of BOP-Sub under the Development Partnership Agreement shall be as set forth in the following table:


IF THE SQUARE FOOTAGE LEASED              THEN THE PARTICIPATION
IS:                                       PERCENTAGE OF BOP-SUB SHALL
                                          BE:

More than 50% and up to 55%               64%

More than 55% and up to 60%               63%

More than 60% and up to 65%               62%

More than 65% and up to 70%               61%

More than 70% and up to 75%               60%

More than 75% and up to 80%               59%

More than 80% and up to 85%               58%

More than 85% and up to 90%               57%

More than 90% and up to 95%               56%

More than 95% and up to 100%              55%

                    Notwithstanding the foregoing, if the OTP Development Entity contributes capital to the Development Partnership initially and concurrently with the

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contribution of BOP Preference Capital, the Participation Percentage of the
BOP-Sub shall be reduced to be equal to the product of the following: the Participation Percentage of the BOP-Sub (in the absence of any contribution by the OTP Development Entity) multiplied by a fraction, the numerator of which is the amount of the contribution of BOP Preference Capital and the denominator of which is the sum of the contribution of BOP Preference Capital plus the contribution by the OTP Development Entity. In no event shall the required BOP Preference Capital be reduced, without BOP's consent, to an amount which is less than one-half of the initial equity contribution under the Development Partnership Agreement.

               v. No guarantees (whether of payment, completion or otherwise) shall be provided by the OTP Development Entity or Donald W. Pulver without its or his consent, all such guarantees being provided by BOP or such affiliate thereof as shall be approved by the applicable lender, and no collateral other than the Multi-Tenant Project itself shall be required to be given as security for any loan.

               vi. To the extent any other economic terms and conditions not included in the clauses set forth as items (i) through (v) above are required by the OTP Development Entity, provided such terms and conditions do not change the terms and conditions set forth in items (i) through (v) above, the OTP Development Entity shall be permitted to incorporate such terms and conditions, in its sole discretion.

               The right of first offer set forth above shall be subject to the Development Partnership's acquisition of the Multi-Tenant Development Parcel from MCDC, free of the rights of the partners of Tower North as described in the recitals hereof. In the event the Development Partnership is unable, for any reason, to acquire the Multi-Tenant Development Parcel, none of BOP, BOP-Sub or any entity purporting to benefit from this Right of First Offer will have any claim against the OTP Development Entity, OTPC, OTNA, or any other person or entity directly or indirectly controlling any of them, including, but not limited to Donald W. Pulver.

     3.   Exercise of Right of First Offer.

          a. If, by reply notice given no later than the Reply Date, as hereinafter defined, BOP notifies the OTP Development Entity that BOP has decided to participate in the Development Partnership as hereinafter set forth, then the OTP Development Entity shall instruct its attorneys to prepare the Development Partnership Agreement containing the terms set forth in Section A(2) hereof. BOP-Sub shall execute such Development Partnership Agreement and deliver it to the OTP Development Entity within fifteen (15) days after receipt of the Development Partnership Agreement with all exhibits attached, and BOP shall join in the Development Partnership Agreement within such period for the purpose of confirming that it will make the equity contributions required pursuant to the Development Partnership Agreement. If BOP fails to give the notice set forth herein or BOP-Sub or BOP fail to execute and deliver the Development Partnership Agreement as set forth herein, BOP's right to participate in the Development Partnership and the development of the Multi-Tenant Development Parcel shall be

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deemed waived, whereupon neither BOP nor BOP-Sub shall have any further rights under the Right of First Offer as to the Development Partnership and the Multi-Tenant Development Parcel (except as provided in subsection A(3)(c), below), but otherwise BOP and BOP-Sub shall have no liability in respect thereof. BOP's rights pursuant to this Right of First Offer as to any other phase of development of the Premises not identified in the Multi-Tenant Development Notice and the other information supplied in accordance with Section A(1) hereof shall not be affected by such waiver.
The OTP Development Entity, OTNA, OTPC, or any affiliate thereof shall thereafter have the right to acquire the Multi-Tenant Development Parcel on any terms they see fit with the intent of developing Substantially the Same Multi-tenant Project, as hereinafter defined, on Substantially the Same Terms and Conditions, as hereinafter defined. Such acquisition and development may include the offer of interests to other partners and sources of funding, and, subject to subsection A(3)(c), below, none of BOP, BOP-Sub or any entity purporting to benefit from this Right of First Offer will have any claim by reason thereof against the OTP Development Entity, OTPC, OTNA, or any other person or entity directly or indirectly controlling any of them, including, but not limited to Donald W. Pulver.

               The term "Reply Date," as used herein, shall mean the later to occur of the following events (i) the date which is twenty (20) days after the date the OTP Development Entity gives the Multi-Tenant Development Notice as provided herein, or (ii) the date which is forty-five (45) days after the date the OTP Development Entity delivers the information set forth in subsections A(1)(a)-(c) hereof to BOP.

          b. Following the execution of the Development Partnership Agreement, the Development Partnership, acting by mutual consent of the general partners, shall in good faith attempt to negotiate and agree upon a contract for purchase of the Multi-Tenant Development Parcel for a purchase price consistent with that set forth in subsection (A)1(a), above, it being understood and agreed that the form of agreement of sale agreed upon for the acquisition of land by Four Tower Bridge Associates from Tower Bridge Land Holding Associates shall be an acceptable model, subject to negotiation of particular economic terms and any other particular terms arising from aspects of the Multi-tenant Project which differ from the project known as Four Tower Bridge. If they cannot reach an agreement with MCDC and Tower North within ninety (90) days after the date the Development Partnership Agreement has been fully executed and delivered by all partners thereof, then either general partner of the Development Partnership shall have the right to terminate the Development Partnership Agreement, whereupon neither BOP nor BOP-Sub shall have any further rights under the Right of First Offer as to the Development Partnership and the Multi-Tenant Development Parcel, subject to subsection A(3)(c), below, but otherwise BOP and BOP-Sub shall have no liability in respect thereof. The OTP Development Entity, OTNA, OTPC, or any affiliate thereof shall thereafter have the right to acquire the Multi-Tenant Development Parcel on any terms they see fit with the intent of developing Substantially the Same Multi-tenant Project on Substantially the Same Terms and Conditions, as hereinafter defined, which may include the offer of interests to other partners and sources of funding, and none of BOP, BOP-Sub or any entity purporting to benefit from this Right of First Offer will have any claim by reason thereof against the OTP Development Entity,

OTPC, OTNA, or any other person or entity directly or indirectly controlling any of them, including, but not limited to Donald W. Pulver.

          c. Notwithstanding the foregoing, if (i) BOP and BOP-Sub are deemed to waive their rights under subsection (a) with respect to any particular Multi-Tenant Development Parcel or the Development Partnership Agreement as to that Multi-Tenant Development Parcel is terminated as set forth in subsection
(b) hereof, and (ii) having acquired such Multi-Tenant Development Parcel, the OTP Development Entity itself (or through an entity in which the OTP Development Entity shall have an ownership interest) has obtained or obtains land development approval to commences a project on the Multi-Tenant Development Parcel within twelve (12) months after the Multi-Tenant Development Notice which is not Substantially the Same Multi-tenant Project as outlined in the Multi-Tenant Development Notice or if the OTP Development Entity is prepared to enter into an agreement for a Multi-tenant Project within such twelve (12) month period with another investor-entity which is not upon Substantially the Same Terms and Conditions as outlined in the Multi-Tenant Development Notice, the right of first offer as to such Multi-Tenant Development Parcel shall be reinstated, and the OTP Development Entity shall have the obligation to offer the development of such Multi-Tenant Development Parcel to BOP by sending to BOP
a revised Multi-Tenant Development Notice.   Such revised Multi-Tenant
Development Notice shall identify any changes to the Multi-tenant Project which make the project not Substantially the Same Multi-tenant Project and shall identify terms and conditions which make the project not on Substantially the Same Terms and Conditions as set forth in the original Multi-tenant Development Notice. BOP shall have the right to review such revised Multi-tenant Development Notice and act upon it in accordance with Sections A(1) and A(2) hereof, except that the Reply Date for the purpose of review of such notice shall be five (5) business days following receipt of such revised Multi-tenant Development Notice with the additional information required by this subsection
(c).

               Notwithstanding anything to the contrary contained herein, if the OTP Development Entity (or any entity in which the OTP Development Entity shall have an interest) acquires the Multi-Tenant Development Parcel after initially complying with Sections A(1) and A(2) hereof and after BOP and BOP-Sub have no further right to participate in a Multi-Tenant Development Project as set forth in Sections 3(a) and the first paragraph of Section 3(b) hereof, in no event shall a subsequent sale of that Multi-Tenant Development Parcel to a third party unaffiliated with the OPT Development Entity for its own use or development constitute an event requiring the reinstatement of the right of first offer as to such Multi-Tenant Development Parcel, even if the OTP Development Entity or any person or entity affiliated therewith shall provide services in connection with such use or development.

          d. The term "Substantially the Same Multi-tenant Project," as used herein, shall mean a real estate development for the general use classification of a Multi-tenant Project; provided, however, that the addition of one or more tenants or changes in the cost or scope of a development shall not be deemed to cause it to become not Substantially the Same Multi-tenant Project.

          e. The term "Substantially the Same Terms and Conditions" shall mean that (1) the fees and general overhead and administration to be paid to Developer are at least 90% of the fees and general overhead and administration set forth in the original Multi-Tenant Development Notice; (2) the equity required to be contributed by the proposed investor-entity upon completion of the Multi-Tenant Project, as a percentage of project cost, is greater than a percentage which is five percentage points less than that required of BOP under the original Multi-tenant Development Notice; (3) the percentage interest to be given to the proposed investor-entity is less than a percentage which is five percentage points more than that offered to BOP under the original Multi-tenant Development Notice; (4) the preferred return, if any, offered to such investor is no more than 10% per annum; and (5) no other payment is offered to such investor-entity in consideration for the investor entity's agreement to maintain the terms on Substantially the Same Terms and Conditions as reflected in clauses
(1) through (4) and (6) hereof.

B.   Provisions with Respect to Projects Other than Multi-tenant Office
Buildings

     1. Notice of Development. When an OTP Development Entity desires to acquire, for purposes other than developing a multi-tenant commercial office building to be owned by the OTP Development Entity and leased to commercial office tenants, a parcel consisting of all or any portion of the Premises, in which an investment of equity shall be required and in which the OTP Development Entity shall receive compensation other than by reason of its share of sales proceeds as a partner in Tower North or for providing services (each, as the same may be modified to fit the scope of the other Project as hereinafter defined, an "Other Development Parcel"), the OTP Development Entity shall deliver to BOP notice (the "Other Development Notice") of this desire and of the terms under which the OTP Development Entity would agree to acquire such Premises or portion thereof. Together with such notice, the OTP Development Entity shall send BOP the following information with regard to such proposed acquisition or development (each particular development, an "Other Project"):

          a. The estimated purchase price for the land, including both the amount payable to the MCDC, if any, and the cost payable to Tower North, if any;

          b. Information regarding the proposed Other Project, including the use of the Other Project, the identity of any joint venturer, the identity of any build-to-suit purchaser or tenant, if any;

          c. The required equity to be contributed by the OTP Development Entity in order to participate in the development of the Other Project;

          d. The required equity to be contributed by BOP and BOP-Sub in order to participate in the development of the Other Project;

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

          e. The proposed compensation to the OTP Development Entity or any affiliate thereof by reason of services performed;

          f. The proposed compensation to the OTP Development Entity or any affiliate thereof and to BOP and BOP-Sub by reason of equity contributed to the Other Project;

          g. The development fees as well as the amount required for general overhead and administration for the Project to be payable to the OTP Development Entity or its affiliates;

          h. Any other economic term which would cause the Other Project Investment Agreement, as hereinafter defined, to materially differ in substance from that otherwise prescribed herein.

          The information provided in subsection (b), above, or any other studies, projections or other information, shall not constitute a representation or warranty as to the physical condition or environmental condition of the Premises. Any budgets and projections of cash flow delivered to BOP shall constitute only an example of possible outcomes and not a representation or warranty of future profitability of the Other Project. The determination of the items set forth in subsections (c), (d), (e), (f), (g) and (h) shall be at the election of the OTP Development Entity, in its sole discretion.

     2. Grant of Right of First Offer of Participation. Upon the giving of the Other Development Notice, and upon BOP's compliance with Section B(3) hereof, BOP shall have the right to participate, through the formation of a single-purpose entity formed by BOP similar to the entities owned directly or indirectly by BOP as a partner of Four Tower Bridge Associates (such entity, the "BOP-Sub"), in the ownership and development of the Other Project upon the terms and conditions as follows:

     a. BOP-Sub and the OTP Development Entity shall form a partnership (the "Other Project Investment Partnership") which shall acquire an interest in the entity (the "Development Company") to be formed for the development of the Other Development Parcel pursuant to documentation (the "Development Governing Documents") in such form as the OTP Development Entity and any unrelated joint venturer (i.e., an entity which seeks to have the Other Development Parcel developed by the OTP Development Entity) shall agree. Under no circumstances shall BOP, BOP-Sub or any entity affiliated therewith be entitled to any portion of the compensation to which the OTP Development Entity or any entity affiliated therewith is entitled by reason of its share of purchase proceeds due OTNA or by reason of the provision of services consistent with arms length transactions by the OTP Development Entity.

     b. The Other Project Investment Partnership shall be formed pursuant to a partnership agreement (the "Other Project Investment Partnership Agreement") in the same form as that of Four Tower Bridge Associates, except such modifications as are necessary to reflect that the Other Project Investment Partnership is a passive investor in the Development Company and such modifications as are necessary to confirm the economic terms of the partnership as herein set forth and any other particular aspects of the Other Project which differ from the project known as Four Tower Bridge.

     c. The economic terms of the Other Project Investment Partnership Agreement shall be as set forth in the Other Development Notice and as follows:

               i. The amount of equity initially contributed by BOP or BOP-Sub (which shall constitute BOP Preference Capital as defined in Article I of the Other Project Investment Partnership Agreement) shall be equal to the amount specified in the Other Development Notice; provided, however, that in the event the Project Costs through the completion of construction of the Other Project materially exceed the amount projected in the budget supplied in connection with the information supplied prior to execution of the Other Project Investment Partnership Agreement and the Other Project Investment Partnership is required to finance such excess, any excess Project Costs required to be funded by the Other Project Investment Partnership shall be funded pursuant to Sections 3.03, 3.04 and 3.05 of Article III of the Other Project Investment Partnership Agreement.

               ii. The BOP Preferred Cumulative Return on the BOP Preference Capital (both as defined in Article I of the Other Project Investment Partnership Agreement) with regard to the capital contribution of BOP or BOP-Sub described in Section 3.01 and Exhibit "A" of the Other Project Investment Partnership Agreement shall be equal to nine percent (9%) per annum;


               iii. If the OTP Development Entity contributes capital to the
                    Other Project Investment Partnership concurrently with BOP's contribution of the BOP Preference Capital, the capital contributed by the OTP Development Entity shall have the right to the same return, with the same priority, as the BOP Preference Capital.

               iv. The Participation Percentage of BOP-Sub under the Other Project Investment Partnership Agreement shall be equal to fifty-five percent (55%). Notwithstanding the foregoing, if the OTP Development Entity contributes capital to the Other Project Investment Partnership initially and concurrently with the contribution of BOP Preference Capital, the Participation Percentage of the BOP-Sub shall be reduced to be equal to the product of the following: fifty-five percent (55%) multiplied by a fraction, the numerator of which is the amount of the contribution of BOP Preference Capital and the denominator of which is the sum of the contribution of BOP Preference Capital plus the contribution by the OTP Development Entity. In no event shall the required BOP Preference Capital be reduced below one-half of the investment required to be contributed by the Other Project Investment Partnership under the Development Governing Documents without the consent of BOP.

               No guarantees (whether of payment, completion or otherwise) shall be provided by the OTP Development Entity or Donald W. Pulver without its or his consent, all such guarantees being provided by BOP or such affiliate thereof as shall be approved by the applicable lender or joint venturer, and no collateral other than the Other Project itself shall be required to be given as security for any loan.

          e. The right of first offer set forth above shall be subject to the Development Company's acquisition of the Other Development Parcel from MCDC, free of the rights of the partners of Tower North as described in the recitals hereof. In the event the Development Company is unable, for any reason, to acquire the Other Development Parcel, none of BOP, BOP-Sub or any entity purporting to benefit from this Right of First Offer will have any claim against the OTP Development Entity, OTPC, OTNA, or any other person or entity directly or indirectly controlling any of them, including, but not limited to Donald W. Pulver.

     3.   Exercise of Right of First Offer.

          a. If, by reply notice given no later than the Other Project Reply Date, as hereinafter defined, BOP notifies the OTP Development Entity that BOP has decided to participate in the Development Company as herein set forth, then the OTP Development Entity shall instruct its attorneys (or the attorneys of any joint venture partner) to prepare the Development Governing Documents and the Other Project Investment Partnership Agreement containing the terms set forth in Section B(2) hereof. BOP-Sub shall execute such Development Governing Documents and the Other Project Investment Partnership Agreement and deliver them to the OTP Development Entity within fifteen (15) days after receipt of the Development Governing Documents and Other Project Investment Partnership Agreement with all exhibits attached, and BOP shall join in the Development Governing Documents and Other Project Investment Partnership Agreement within such period for the purpose of confirming that it will make the equity contributions required pursuant to the Development Governing Documents and the Other Project Investment Partnership Agreement. If BOP fails to give the notice set forth herein or BOP-Sub or BOP fail to execute and deliver the Development Governing Documents and the Other Project Investment Partnership Agreement as set forth herein, BOP's right to participate in the Development Company, the Other Project Investment Partnership and the development of the Other Development Parcel shall be deemed waived, whereupon neither BOP nor BOP-Sub shall have any further rights under the Right of First Offer as to the Development

Company, the Other Project Investment Partnership and the Other Development Parcel, but otherwise BOP and BOP-Sub shall have no liability in respect
thereof.   BOP's rights pursuant to this Right of First Offer as to any other phase of development of the Premises not identified in the Other Development Notice and the other information supplied in accordance with Section B(1) hereof shall not be affected by such waiver. The OTP Development Entity, OTNA, OTPC, or any affiliate thereof shall thereafter have the right to acquire the Other Development Parcel on any terms they see fit with the intent of developing Substantially the Same Other Project on Substantially the Same Other Terms and Conditions. Such acquisition and development may include the offer of interests to other partners and sources of funding, and none of BOP, BOP-Sub or any entity purporting to benefit from this Right of First Offer will have any claim by reason thereof against the OTP Development Entity, OTPC, OTNA, or any other person or entity directly or indirectly controlling any of them, including, but not limited to Donald W. Pulver.

               The term "Other Reply Date," as used herein, shall mean the later to occur of the following events (i) the date which is twenty (20) days after the date the OTP Development Entity gives the Other Development Notice as provided herein, or (ii) the date which is forty-five (45) days after the date the OTP Development Entity delivers the information set forth in subsections B(1)(a)-(e) hereof to BOP.

          b. Following the execution of the Development Governing Documents, the Development Company shall in good faith attempt to negotiate and agree upon a contract for purchase of the Other Development Parcel for a purchase price consistent with that set forth in subsection B(1)(a), above, it being understood and agreed that the form of agreement of sale may be agreed upon by the Development Company in its discretion so long as neither BOP nor Brandywine Realty Trust nor any of trustee, partner or shareholder of either shall have personal liability thereunder. If the Development Company cannot reach an agreement with MCDC and Tower North within ninety (90) days after the date the Development Governing Documents have been fully executed and delivered by all partners thereof, then any entity with an interest in the Development Company shall have the right to terminate the Development Governing Documents, whereupon neither BOP nor BOP-Sub shall have any further rights under the Right of First Offer as to the Development Partnership and the Other Development Parcel subject to subsection (c) hereof, but otherwise BOP and BOP-Sub shall have no liability in respect thereof. The OTP Development Entity, OTNA, OTPC, or any affiliate thereof or joint venturer therewith shall thereafter have the right to acquire the Other Development Parcel on any terms they see fit with the intent of developing the Other Development Parcel for Substantially the Same Other Project on Substantially the Same Other Terms and Conditions, which may include the offer of interests to other partners and sources of funding, and none of BOP, BOP-Sub or any entity purporting to benefit from this Right of First Offer will have any claim by reason thereof against the OTP Development Entity, OTPC, OTNA, or any other person or entity directly or indirectly controlling any of them, including, but not limited to Donald W. Pulver or any joint venturer or any officer, shareholder, partner or principal thereof.

          c. Notwithstanding the foregoing, if (i) BOP and BOP-Sub are deemed to waive their rights under subsection (a) with respect to any particular Other Development Parcel or the Development Governing Documents as to that Other Development Parcel are terminated as set forth in subsection (b) hereof, and
(ii) the OTP Development Entity (or any entity in which the OTP Development Entity shall have an interest) obtains land development approval to commence a project which is not Substantially the Same Other Project on such Other Development Parcel within twelve (12) months after the date of the Other Development Notice pertaining to such Other Development Parcel, or if the OTP Development Entity is prepared to enter into a written agreement within such twelve (12) month period for an Other Project which is not on Substantially the Same Other Terms and Conditions as outlined in the Other Development Notice, the right of first offer as to such Other Development Parcel shall be reinstated, and the OTP Development Entity shall have the obligation to offer the development of such Other Development Parcel to BOP by sending to BOP a revised Other Development Notice. Such revised Other Development Notice shall identify any changes to the Other Project which make the project not Substantially the Same Other Project and shall identify terms and conditions which make the project not on Substantially the Same Terms and Conditions as set forth in the original Other Development Notice. BOP shall have the right to review such revised Other Development Notice and act upon it in accordance with Sections B(1) and B(2) hereof, except that the Reply Date for the purpose of review of such notice shall be five (5) business days following receipt of such revised Other Development Notice with the additional information required by this subsection (c).

               Notwithstanding anything to the contrary contained herein, if the OTP Development Entity (or any entity in which the OTP Development Entity shall have an interest) acquires the Other Development Parcel after initially complying with Sections B(1) and B(2) hereof, in no event shall a subsequent sale of that Other Development Parcel to a third party unaffiliated with the OPT Development Entity for its own use or development constitute an event requiring the reinstatement of the right of first offer as to such Other Development Parcel, even if the OTP Development Entity or any person or entity affiliated therewith shall provide services in connection with such use or development.

          d. The term "Substantially the Same Other Project," as used herein, shall mean a real estate development for the general use classification of a referenced Other Project; provided, however, that the addition of one or more occupants or changes in the cost or scope of a development shall not be deemed to cause it to become not Substantially the Same Other Project.

          e. The term "Substantially the Same Other Terms and Conditions," as used herein, shall mean that (1) the equity required to be contributed by the proposed investor-entity, as a percentage of project cost, is greater than a percentage which is five percentage points less than that required of BOP under the original Other Development Notice, (2) the percentage interest to be given to the proposed investor-entity is less than a percentage which is five percentage points more than that offered to BOP under the original Other Development Notice;

(3) the preferred return, if any, offered to such investor is no more than 10% per annum; and (4) no other payment is offered to such investor-entity in consideration for the investor entity's agreement to maintain the terms on Substantially the Same Terms and Conditions as reflected in clauses (1) through
(3) hereof.

C.   Sale of Land; Provision of Services; No Equity Investment Required

     BOP acknowledges and agrees as follows, as a material condition to this
Agreement:

     1.   OTNA IS THE MANAGING GENERAL PARTNER OF TOWER NORTH AND HAS CERTAIN
FIDUCIARY DUTIES IN CONNECTION WITH SUCH ROLE.   CERTAIN PARTNERS IN TOWER NORTH
ALSO HAVE CERTAIN RIGHTS TO PARTICIPATE IN THE DEVELOPMENT OF THE PREMISES, AND SUCH PARTNERS MAY CHOOSE TO EXERCISE SUCH RIGHTS. TO THE EXTENT OTNA MAKES ANY DECISION AS MANAGING GENERAL PARTNER UNDER THE TOWER NORTH PARTNERSHIP AGREEMENT OR REGARDING THE DISPOSITION OF LAND BY TOWER NORTH OR AT ITS DIRECTION, OR TO THE EXTENT OTNA OTHERWISE DEVELOPS THE PREMISES AS REQUIRED BY TOWER NORTH OR THE TOWER NORTH PARTNERSHIP AGREEMENT, BOP AND BOP-SUB SHALL HAVE NO CLAIM AGAINST OTPC, OTNA, OR ANY OTHER PERSON OR ENTITY DIRECTLY OR INDIRECTLY CONTROLLING ANY OF THEM, INCLUDING, BUT NOT LIMITED TO DONALD W. PULVER, WHETHER OR NOT SUCH DECISION IS ADVERSE TO BOP OR BOP-SUB.

     2. Where the sole compensation to an OTP Development Entity or OTNA arises from the provision of services for a fee consistent with an arms-length transaction or the disposition of Tower North's interest in the Premises (or a combination of the two), BOP and BOP-Sub shall have no right of first offer or other right to participate in such compensation or the activities giving rise thereto. Where no investment of equity is required to be made in an Other Project, BOP and BOP-Sub shall have no right of first offer or other right to participate in such Other Project.

D.   Miscellaneous.

     1. Notices. All notices, demands, requests, calls and other communications required by or permitted under this Agreement shall be in writing (whether or not a writing is expressly required hereby), and shall be directed as follows:

          a.   If to the OTP Development Entity:

               c/o Oliver Tyrone Pulver Corporation
               One Tower Bridge
               100 West Front Street, Suite 900
               West Conshohocken, PA 19428

          b.   If to BOP or BOP-Sub:

               Brandywine Operating Partnership, L.P.
               c/o Brandywine Realty Trust
               Newtown Corporate Campus
               16 Campus Boulevard, Suite 150
               Newtown Square, PA 19073

          Any entity may specify a different address by sending to the other party a notice by registered or certified mail of such different address. Any notice, demand, request, call or other communication required or permitted to be given or made under this Agreement will be deemed given or made (i) when delivered by hand delivery at its address set forth above, or (ii) three business days following its deposit in the U.S. Mail, addressed to such address, postage prepaid, registered or certified, return receipt requested (with a copy by regular U.S. mail, first class, postage prepaid), or (iii) on the next business day following its deposit with Federal Express or another nationally recognized express delivery service, addressed to such address (with a copy by regular U.S. mail, first class, postage prepaid).

     2. Representations and Warranties. The parties hereto warrant and represent to one another that the execution and delivery of this Agreement will not result in a breach of, or constitute a default under, any indenture, mortgage or agreement to which any of the respective parties hereto is a party or by which its assets are bound.

     3. Binding Effect; No Assignment. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, provided, however, that no party hereto shall have any right to assign, hypothecate, pledge or grant a security interest in this Agreement or any interest herein to any person or entity without the express written consent of the other, which consent may be withheld for any reason or for no reason. Notwithstanding the foregoing, the rights and obligations of the BOP Sub as used above may be assigned to an entity which meets the requirements set forth in subsection 7.01(B) of the Partnership Agreement of Four Tower Bridge Associates.

     4. Expiration. This Agreement shall automatically expire on the date which is the fourth (4th) anniversary hereof unless before such time it shall have been extended or terminated in writing.

     5. No Recording. This Agreement shall not be lodged for recording in any place or office of public record and any action in violation of this provision shall be deemed to be a default hereunder and permit the other party hereto to terminate this Agreement immediately and without further notice.
Notwithstanding the foregoing, Brandywine Realty Trust, the general partner of BOP, may make any filings it deems necessary to comply with securities laws with the Securities and Exchange Commission disclosing this transaction.

     6. Brokerage. The parties hereto represent and warrant that each has not dealt with any broker, agent, finder or other intermediary in connection with this Agreement other than Thomas J. Maher & Co., payment of whom is covered by a separate agreement dated October 15, 1997. The parties hereto agree to indemnify, defend and hold the other harmless of, from and against any damages, costs, claims, losses or liabilities whatsoever (including attorney's fees, expenses and court costs) arising from any breach by the other of the foregoing warranties, representations and agreements.

     7. Time of the Essence. Time, wherever mentioned herein, shall be of the essence of this Agreement.

     8. Written Evidence of Waiver. If BOP shall fail to exercise its right of first offer within the applicable time period set forth herein for a particular Multi-tenant Project or Other Project, the OTP Development Entity may, but shall not be obligated to, request that BOP so certify in writing formally waiving its right of first offer, whereupon BOP shall execute and deliver such certification within five (5) business days after receipt of written request therefor.

     9. Entire Agreement. This is the entire agreement between the parties hereto regarding the transaction contemplated hereby and there are no other terms, covenants, conditions, warranties, representations or statements, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     10. Headings. The headings incorporated in this Agreement are for convenience and reference only and are not a part of this Agreement and do not in any way control, define, limit, or add to the terms and conditions hereof.

     11. Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the Commonwealth of Pennsylvania.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

     13.  Limitations on Recourse.

     a. No recourse shall be had for any of the obligations of the BOP or BOP-Sub hereunder or for any claim based thereon or otherwise in respect thereof against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all of such liability being expressly waived and released by each of the other parties hereto.

     b. No recourse shall be had for any of the obligations of the OTP, OTNA or the OTP Development Entity hereunder or for any claim based thereon or otherwise in respect thereof against any past, present or future trustee, shareholder, officer or employee of OTP, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all of such liability being expressly waived and released by each of the other parties hereto.

     14. Acquisition of Interests in Tower North. If BOP or any BOP-Sub acquires any partnership interest in Tower North, this Agreement shall be null and void, and neither BOP nor any BOP-Sub shall have any further right to participate in any Multi-Tenant Project or any Other Project by reason of this Agreement, it being understood and agreed that following the date of such acquisition of interest in Tower North, BOP and all BOP-Subs shall derive any right to develop the Premises under and through the Tower North Partnership Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Right of First Offer Agreement the day and year first above written.

                              OLIVER TYRONE PULVER CORPORATION, a Pennsylvania corporation, its duly authorized general partner

                              By: /s/Donald W. Pulver
                                  ---------------------------
                                  Donald W. Pulver, President


                              OLIVER TOWER NORTH ASSOCIATES, a Pennsylvania limited partnership

                              By:  OLIVER TYRONE PULVER CORPORATION, a
                                   Pennsylvania corporation, its duly authorized general partner

                                   By: /s/Donald W. Pulver
                                       ---------------------------
                                       Donald W. Pulver, President


                              BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                              By: BRANDYWINE REALTY TRUST, its duly authorized general partner

                                   By: /s/Anthony A. Nichols, Sr.
                                       --------------------------
                                       Anthony A. Nichols, Sr.,
                                       Chairman of the Board